UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2018

BAKER HUGHES, A GE COMPANY			BAKER HUGHES, A GE COMPANY, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield Road
Houston, Texas 77073

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On November 13, 2018, Baker Hughes, a GE company (“BHGE,” the “Company” or “we”), Baker Hughes, a GE company, LLC (“BHGE LLC”) and General Electric Company (“GE”) entered into a Master Agreement and a series of related ancillary agreements (collectively, the “Master Agreement Framework”) designed to further solidify the commercial and technological collaborations between the two companies and to facilitate BHGE’s ability to transition from operating as a controlled company.  In particular, the Master Agreement Framework contemplates long-term agreements between BHGE, BHGE LLC and GE on technology, fulfillment and other key areas to provide greater clarity to customers and shareholders.

Key elements of the Master Agreement Framework include:

Secured long-term collaboration on critical rotating equipment

Under the terms of the Master Agreement Framework, BHGE has defined the parameters for a long-term collaboration and strategic relationship with GE on certain critical rotating equipment products.

BHGE and GE have agreed to form a joint venture (“JV”) relating to the parties’ respective aero-derivative gas turbine products and services. The JV is expected to become effective, subject to regulatory clearances and other customary closing conditions, on the date (the “Trigger Date”) that is the later of (i) July 3, 2019 and (ii) the date on which GE and its affiliates cease to own more than 50% of the voting power of BHGE’s outstanding common stock. These jet engine aero-derivative products are mainly used by BHGE in its LNG, onshore-offshore production, pipeline and industrial segments within its Turbomachinery & Process Solutions (“TPS”) segment and by GE in its power generation business. BHGE and GE will contribute certain assets, inventory and service facilities into the JV and both companies will jointly control operations. The JV will have a supply and technology development agreement with GE’s aviation business (“GE Aviation”), which will revise and extend pricing arrangements as compared to BHGE’s existing supply agreement, and which will become effective at the Trigger Date.

In parallel, BHGE has also entered into a long-term supply agreement and related distribution arrangement with GE for heavy-duty gas turbine technology at the current pricing levels, which will become effective at the Trigger Date. The heavy-duty gas turbine technologies are important components of TPS’ offerings and the long-term agreements provide greater clarity on the commercial approach and customer fulfillment, and will enable BHGE and GE to jointly innovate on leading technology.

Preserved access to GE Digital software & technology

As part of the Master Agreement Framework, BHGE LLC has agreed with GE Digital to maintain, subject to certain conditions, BHGE LLC’s current status as the exclusive reseller of GE Digital offerings in the oil & gas space, and BHGE LLC will continue to source exclusively from GE Digital for certain GE Digital offerings for oil and gas applications. As part of this agreement, BHGE LLC and GE Digital have revised and extended certain pricing arrangements and have established service level obligations.

Other key agreements

•	BHGE and GE agreed to maintain current operations and pricing levels with regards to Control upgrade services BHGE offers through our Digitals Solution segment division for the four years commencing on the Trigger Date.

•	GE will transfer to BHGE certain UK pension liabilities related to the oil and gas businesses of BHGE and certain specified former oil and gas businesses of GE on what is intended to be a fully funded basis (using agreed upon actuarial assumptions). No liabilities associated with GE’s broad-based U.S. defined benefit pension plan (the “GE Pension Plan”) will be transferred to BHGE.

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•	The Tax Matters Agreement with GE (the “Tax Matters Agreement”) that was negotiated at the time of the merger between Baker Hughes Incorporated and GE Oil & Gas (the “Merger”) in July 2017 will be clarified but otherwise will remain substantially in place, and both companies retain the ability to monetize certain tax benefits.

•	Under the terms of the Master Agreement Framework, the annual intercompany services fee of $55 million that BHGE agreed to pay GE as part of the Merger will be reduced by 50% to $27.5 million per year beginning on January 1, 2019. The intercompany services agreement will terminate 90 days following the Trigger Date (except with respect to certain tools access, as described below).

We have also agreed with GE to cooperate on a proposed sale by GE of part of its stake in us into the market and to a concurrent repurchase of another part of GE’s stake by BHGE. Together, these transactions are expected to reduce GE’s stake in BHGE to no less than 50.1%. GE’s remaining stake would be subject to a 180-day lock-up prohibiting certain further sales into the market without consent from the underwriting banks.

We believe that the Master Agreement Framework will allow us to continue to deliver a differentiated fullstream portfolio with minimal changes to our operating processes. In aggregate, we anticipate that the net financial impact of the agreements contemplated by the Master Agreement Framework will have a slightly negative impact on our operating margin rates of approximately 20 to 40 basis points.

In addition, we expect to incur one-time charges related to separation from GE of approximately $0.2 to $0.3 billion over the next 3 years. We expect these charges to be primarily related to the build-out of information technology infrastructure as well as customary transaction fees.

Entry into the Master Agreement Framework has been approved by the Conflicts Committee of the Board of Directors of the Company as required under the Original Stockholders Agreement.

The above summary of the terms of the Master Agreement Framework is not a complete description thereof and is qualified in its entirety by the discussion of the individual agreements below and the full text of such agreements which are filed as exhibits hereto and incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Master Agreement

On November 13, 2018, GE, BHGE and BHGE LLC entered into a Master Agreement, which provides, among other things, that the parties will (1) immediately following execution of the Master Agreement, enter into amended and restated versions of the Stockholders Agreement, Supply Agreements, Non-Competition Agreement, Channel Agreement, Intercompany Services Agreement, GE Digital Master Products and Services Agreement, IP Cross License Agreement and Trademark License Agreement, each as described below, (2) use commercially reasonable efforts to negotiate in good faith definitive agreements that contain all of the terms included in (a) an aero-derivative joint venture term sheet, which, among other things, sets forth the terms on which BHGE LLC and GE would form and operate a joint venture for acquiring aero-derivative gas turbine engines and new product introductions related thereto (and ancillary agreements, including distribution agreements related thereto), (b) an industrial steam turbine term sheet, which, among other things, sets forth the terms on which BHGE LLC would be granted an option, exercisable following completion of any applicable information and consultation processes with employee representative bodies, to transfer certain of its assets, liabilities and employees that are related to BHGE LLC’s existing business of developing, designing, engineering, marketing, supplying, installing and servicing certain industrial steam turbine product lines (the “Industrial Steam Turbine Business”) to GE, (c) an exclusive distribution term sheet with respect to heavy duty gas turbines arrangements and (d) a tax matters term sheet, which among other things, clarifies how certain tax benefits will be shared between the parties pursuant to the Tax Matters Agreement, and (3) immediately following execution of the Master Agreement, enter into the Aero Supply Agreement, the HDGT Supply Agreement, the Employee Benefits Matters Agreement and the Umbrella Aero-Derivatives IP Agreement, each as described below. The Master Agreement provides that if definitive agreements with respect to such term sheets are not entered into prior to January 31, 2019 that such term sheets will be binding on the applicable parties, except that the term sheet related to the Tax Matters Agreement will be binding immediately.

The foregoing description of the Master Agreement, and the term sheets attached thereto, is not a complete description thereof and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Aero-Derivatives Supply and Technology Development Agreement

On November 13, 2018, in connection with the Master Agreement Framework, GE and BHGE LLC entered into a supply and technology development agreement under which, among other things, GE agrees to provide aero-derivative gas turbine technologies and components to BHGE LLC and the JV that is effective upon the Trigger Date (the “Aero Supply Agreement”), with licenses to certain tools and other IP being effective on signing.

Under the Aero Supply Agreement, GE and BHGE LLC undertake to cause the JV to join (following the closing of the JV transaction) the Aero Supply Agreement. The Aero Supply Agreement provides that GE will exclusively provide certain aero-derivative gas turbine technologies and components to the JV, and the JV will exclusively purchase certain aero-derivative gas turbine technologies and components from GE, subject to certain termination rights in favor of GE and the JV, including that GE has a right to terminate such exclusivity if, among other things, certain purchasing levels are not maintained (subject to specific cure provisions). The foregoing description of the Aero Supply Agreement is not a complete description thereof and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.2 hereto, and incorporated herein by reference.

HDGT Supply Agreement

On November 13, 2018, in connection with the Master Agreement Framework, GE and BHGE LLC entered into a supply agreement with respect to heavy duty gas turbine units, parts and components that is effective upon the Trigger Date (the “HDGT Supply Agreement”). The initial term of the HDGT Supply Agreement is five years for new units, and the later of 20 years and the operating service life for parts and components. Under the HDGT Supply Agreement, BHGE agrees to exclusively purchase certain units, parts and components from GE, and GE agrees to exclusively supply certain units, parts and components to BHGE, subject to certain termination rights.

The foregoing description of the HDGT Supply Agreement is not a complete description thereof and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.3 hereto, and incorporated herein by reference.

Employee Benefits Matters Agreement

On November 13, 2018, in connection with the Master Agreement Framework, GE, BHGE and BHGE LLC entered into an employee benefits matters agreement (the “Employee Benefits Matters Agreement”). Under the Employee Benefits Matters Agreement, BHGE will cease participation at agreed upon times in certain GE US, UK and Dutch pension and retirement plans, and certain liabilities with respect to such plans will be allocated between BHGE and GE. GE will transfer to BHGE certain UK pension liabilities related to the oil and gas businesses of BHGE and certain identified oil and gas businesses of GE on what is intended to be a fully funded basis (using agreed upon actuarial assumptions). No liabilities associated with the GE Pension Plan will be transferred to BHGE. BHGE LLC will be responsible for certain liabilities with respect to certain BHGE employees who will not continue to participate in the GE Supplementary Pension Plan. The Employee Benefits Matters Agreement also provides that (1) no liabilities associated with the GE Retirement Savings Plan or GE post-termination health and welfare benefit programs will be transferred to BHGE and (2) effective on the date on which GE ceases to own at least 50% of the voting power of BHGE’s outstanding common stock, outstanding GE long-term incentive plan awards held by BHGE employees (i) will vest in full with respect to time-based conditions on such date and (ii) to the extent that the awards are options or stock appreciation rights, they will be exercisable until the earlier of (x) five years from such date and (y) the original award period under the applicable award agreement.

The foregoing description of the Employee Benefits Matters Agreement is not a complete description thereof and is qualified in its entirety by reference to the full text of such agreement, which will be filed with the U.S. Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Amended and Restated Stockholders Agreement

On November 13, 2018, in connection with the Master Agreement Framework, GE and BHGE entered into an amendment and restatement (the “Amended and Restated Stockholders Agreement”) of the Stockholders Agreement between GE and BHGE dated July 3, 2017, as amended (the “Original Stockholders Agreement”). The Amended and Restated Stockholders Agreement amends and restates certain provisions in the Original Stockholders Agreement to provide (1) for the termination of certain aspects of the transfer restrictions applicable to GE and its affiliates and the clarification of other aspects of such transfer restrictions (in each case, as further described below), (2) that, following the Trigger Date and until GE and its affiliates own less than 20% of the voting power of BHGE, GE will be entitled to designate one person for nomination to BHGE’s board of directors, and (3) that the “Trigger Date” is the later of (x) the date on which GE and its affiliates cease to beneficially own, in the aggregate, more than 50% of the outstanding voting power of BHGE’s common stock and (y) July 3, 2019.

The amendments to the transfer restrictions applicable to GE and its affiliates include the termination, effective as of November 12, 2018, of the prohibition (absent certain approvals by BHGE) on the transfer by GE and its affiliates of any shares of BHGE’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) or BHGE’s Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with Class A Common Stock, “BHGE Stock”), prior to July 3, 2019. Certain other aspects of the transfer restrictions remain in place, including restrictions on transfers prior to July 3, 2022 by GE and its affiliates of BHGE Stock that would result in a person or group owning more than 15% of the voting power of BHGE (other than transfers pursuant to widely distributed public offerings, including “spin-off” or “split-off” transactions) (the “Continuing Transfer Restrictions”). However, the Continuing Transfer Restrictions clarify that GE’s obligation to cause a buyer of all of GE’s paired interests of BHGE LLC membership units and Class B Common Stock, or all of GE’s Class A Common Stock, to (a) offer to purchase all shares of Class A Common Stock held by non-GE stockholders for the same consideration and on otherwise substantially the same terms and conditions and (b) if such offer does not result in the buyer owning 100% of the outstanding shares of BHGE Stock, either assume GE’s obligations under the Amended and Restated Stockholders Agreement or enter into a stockholders agreement with BHGE containing substantially the same terms and conditions as the Amended and Restated Stockholders Agreement, will not apply to a sale permitted by the Continuing Transfer Restrictions.

The foregoing description of the Amended and Restated Stockholders Agreement is not a complete description thereof and is qualified in its entirety by reference to the full text of such amended and restated agreement, which is filed as Exhibit 10.4 hereto, and incorporated herein by reference.

Amended and Restated Supply Agreement (GE to BHGE) and Amended and Restated Supply Agreement (BHGE to GE)

On November 13, 2018, in connection with the Master Agreement Framework, GE and BHGE LLC each entered into amendments and restatements of two supply agreements (one with respect to the supply agreement under which GE is “Seller” and BHGE LLC is “Buyer” and one with respect to the supply agreement under which BHGE LLC is “Seller” and GE is “Buyer”) (as amended and restated the “Amended and Restated Supply Agreements” and such agreements as in effect prior to such amendment and restatement, the “Original Supply Agreements”). The Amended and Restated Supply Agreements, among other things, amend and restate certain provisions of the Original Supply Agreements to provide that (1) the initial term with respect to certain control products will not end prior to the date that is four years following the Trigger Date and (2) GE is required to fulfill BHGE LLC’s requirements, and vice versa, with respect to certain control products.

The foregoing description of the Amended and Restated Supply Agreements is not a complete description thereof and is qualified in its entirety by reference to the full text of such amended and restated agreements, which are filed as Exhibit 10.5 and Exhibit 10.6 hereto, and incorporated herein by reference.

Amended and Restated Non-Competition Agreement and Amended and Restated Channel Agreement

On November 13, 2018, in connection with the Master Agreement Framework, GE and BHGE entered into an amendment and restatement (the “Amended and Restated Non-Competition Agreement”) of the Non-Competition Agreement between GE and BHGE dated July 3, 2017 (the “Original Non-Competition Agreement”). The Amended and Restated Non-Competition Agreement, among other things, amends and restates certain provisions of the Original Non-Competition Agreement to provide, in addition to the existing non-competition arrangements, that until the third anniversary of the Trigger Date, GE and its subsidiaries may not engage in certain additive activities related to certain oil and gas products and services and certain oil and gas companies.

On November 13, 2018, in connection with the Master Agreement Framework, GE and BHGE entered into an amendment and restatement (the “Amended and Restated Channel Agreement”) of the Channel Agreement between GE and BHGE dated July 3, 2017 (the “Original Channel Agreement”). The Amended and Restated Channel Agreement, among other things, amends and restates certain provisions in the Original Channel Agreement (1) to extend the term of the channel with respect to the upgrade of certain controls systems products and services until the fourth anniversary of the Trigger Date and (2) to terminate the additives activities channel.

The foregoing description of the Amended and Restated Non-Competition Agreement and the Amended and Restated Channel Agreement is not a complete description thereof and is qualified in its entirety by reference to the full text of each such amended and restated agreements, which are filed as Exhibit 10.7 and Exhibit 10.8 hereto, and incorporated herein by reference.

Amended and Restated Intercompany Services Agreement

On November 13, 2018, in connection with the Master Agreement Framework, GE and BHGE LLC entered into an amendment and restatement (the “Amended and Restated ISA”) of the Intercompany Services Agreement between GE and BHGE LLC dated July 3, 2017 (the “Original ISA”). The Amended and Restated ISA, among other things, amends and restates certain provisions in the Original ISA to provide that (1) the corporate assessment (i.e., the consideration for GE providing BHGE certain administrative services, technology access and use of the GE mark) would be reduced to $27.5 million per year beginning on January 1, 2019 to reflect the scope of services currently being provided and (2) BHGE LLC would receive certain technology access until 48 months following the Trigger Date. The ISA will otherwise terminate 90 days following the Trigger Date.

The foregoing description of the Amended and Restated ISA is not a complete description thereof and is qualified in its entirety by reference to the full text of such amended and restated agreement, which is filed as Exhibit 10.9 hereto, and incorporated herein by reference.

Amended and Restated GE Digital Master Products and Services Agreement

On November 13, 2018, in connection with the Master Framework Agreement, GE Digital LLC and BHGE LLC entered into an amendment and restatement (the “Amended and Restated GE Digital MPSA”) of the GE Digital Master Products and Services Agreement between GE Digital LLC and BHGE LLC dated July 3, 2017 (the “Original GE Digital MPSA”). The Amended and Restated GE Digital MPSA, among other things, amends and restates certain provisions in the Original GE Digital MPSA (1) to reflect a new pricing structure between the parties, (2) to establish service level agreement between the parties, (3) to set up a governance council and other mechanisms to monitor the performance of the Amended and Restated GE Digital MPSA, (4) to establish a roadmap of products that GE Digital LLC will develop and governance provisions around the roadmap and (5) to establish an escrow of the source code of certain software offered to BHGE LLC for the benefit of customers of BHGE LLC in case GE Digital LLC ceases to do business in the ordinary course or if other customary release conditions are satisfied. The Amended and Restated GE Digital MPSA now covers the entire spectrum of GE Digital offerings that BHGE LLC resells and/or distributes to third parties. Subject to certain exceptions, BHGE LLC is the exclusive reseller of such offerings to entities engaged in oil and gas activities in the oil and gas industry.

The foregoing description of the Amended and Restated GE Digital MPSA is not a complete description thereof and is qualified in its entirety by reference to the full text of such amended and restated agreement, which is filed as Exhibit 10.10 hereto, and incorporated herein by reference.

Amended and Restated IP Cross License Agreement

On November 13, 2018, in connection with the Master Agreement Framework, GE and BHGE LLC entered into the Amended and Restated Intellectual Property Cross License Agreement (the “A&R IP Cross License Agreement”) to amend and restate the Intellectual Property Cross License Agreement dated July 3, 2017 (the “Original IP Cross License Agreement”). The A&R IP Cross License Agreement, among other things, amends and restates certain provisions in the Original IP Cross License Agreement to allow licenses granted to BHGE LLC under the agreement to survive termination for certain intellectual property actually in use or held for use by BHGE LLC on the Trigger Date or that was used by the GE oil and gas business (“GE O&G”) during the five year period prior to July 3, 2017. The A&R IP Cross License Agreement will not take effect unless and until definitive agreements are entered into with respect to all term sheets attached to the Master Agreement. In the event definitive agreements are not entered into with respect to all such term sheets, the A&R IP Cross License Agreement shall not become effective and the Original IP Cross License Agreement will remain in place. In addition, GE and BHGE LLC have entered into a side letter to the A&R IP Cross License Agreement (the “IP Cross License Side Letter”) which provides for the transfer of certain patents and patent applications.

The foregoing description of the A&R Intellectual Property Cross License Agreement and the IP Cross License Side Letter is not a complete description thereof and is qualified in its entirety by reference to the full text of such amended and restated agreement and side letter, respectively, which are filed as Exhibit 10.11 and Exhibit 10.12 hereto, and incorporated herein by reference.

Amended and Restated Trademark License Agreement

On November 13, 2018, in connection with the Master Agreement Framework, GE and BHGE LLC entered into the Amended and Restated Trademark License Agreement (the “A&R Trademark License Agreement”) to amend and restate the Trademark License Agreement dated July 3, 2017 (the “Original Trademark License Agreement”). The A&R Trademark License Agreement, among other things, amends and restates certain provisions in the Original Trademark License Agreement to provide a pre-negotiated phase-out period for BHGE LLC’s use of the GE word mark and GE monogram logo in the event that GE ceases to beneficially own more than 50% of the voting power of the outstanding BHGE Stock.

The foregoing description of the A&R Trademark License Agreement is not a complete description thereof and is qualified in its entirety by reference to the full text of such amended and restated agreement, which is filed as Exhibit 10.13 hereto, and incorporated herein by reference.

Umbrella Aero-Derivatives IP Agreement

On November 13, 2018, GE and BHGE LLC entered into an Umbrella Aero-Derivatives IP Agreement under which, among other things the parties agree to clarify their respective rights, limitations and obligations with respect to certain intellectual property (“IP”) of GE Aviation in light of the Aero Supply Agreement and the IP Cross License Agreement (the “Umbrella Aero-Derivatives IP Agreement”).

Under the Umbrella Aero-Derivatives IP Agreement, GE Aviation’s IP existing prior to December 1, 2018 will be governed by the terms of the IP Cross License Agreement. All other GE Aviation IP existing on or after December 1, 2018 will be governed by the terms of the Aero-Derivative Supply Agreement. However, certain IP existing prior to December 1, 2018 that is unable to be segregated from GE Aviation’s IP existing on or after December 1, 2018 will be governed by the terms of the Aero-Derivative Supply Agreement.

The foregoing description of the Umbrella Aero-Derivatives IP Agreement is not a complete description thereof and is qualified in its entirety by reference to the full text of such amended and restated agreement, which is filed as Exhibit 10.14 hereto, and incorporated herein by reference.

Item 8.01 Other Events.

As of the date of this filing, in addition to the risk factors contained in the Annual Report on Form 10-K for the year ended December 31, 2017, the Company is subject to the following risk factors:

We may experience challenges relating to the ongoing integration of Baker Hughes Incorporated and GE O&G or the separation from GE that may result in a decline in the anticipated benefits of the Combination Transactions (defined below) and the Master Agreement Framework.

The business combination of GE O&G and Baker Hughes Incorporated (the “Combination Transactions”) involved the combination of two businesses that previously operated as independent businesses. The Company has been and will continue to be required to devote management attention and resources to integrating its business practices and operations, as well as to the separation from GE.

If we experience difficulties with the ongoing integration process or with the separation from GE, the anticipated benefits of the Combination Transactions and the Master Agreement Framework may not be realized fully or at all, may take longer to realize than expected, or may be offset by the decrease in business from certain customers or other negative impacts. These integration matters and the impact of the separation from GE could have an adverse effect on our business, results of operations, financial condition or other prospects on an ongoing basis.

We have incurred and will continue to incur costs in connection with the Combination Transactions and the integration of the two businesses. We also expect to incur additional costs in connection with the Master Agreement Framework and the separation from GE.

As a result of the Combination Transactions, there are many systems that must be successfully integrated between the two businesses, including information management, purchasing, accounting and finance, sales, billing, payroll and benefits, fixed asset and lease administration systems and regulatory compliance.

Separately, on November 13, 2018, the Company, BHGE LLC and GE entered into the Master Agreement Framework designed to further solidify the commercial and technological relationships between the two companies to facilitate BHGE’s ability to transition from operating as a controlled company. In particular, the Master Agreement Framework contemplates long-term agreements between the Company, BHGE LLC and GE on technology, fulfillment and other key areas to provide greater clarity to customers and shareholders. Certain of the transactions contemplated by the Master Agreement Framework may be subject to regulatory approvals. The Combination Transactions involved the combination of two businesses that previously operated as independent businesses. The Company has been and will continue to be required to devote management attention and resources to integrating its business practices and operations, as well as to the separation from GE.

Our entry into the Master Agreement Framework with GE, the ongoing integration of these businesses, the separation from GE and any necessary changes to complete integration efforts based on the new business arrangements contemplated by the Master Agreement Framework may result in additional costs and difficulties. Actual costs related to the separation and the implementation of the changes contemplated by the Master Agreement Framework may be higher than anticipated and the Company may experience additional difficulties in effecting such changes.

We are a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) rules and, as a result, qualify for, and are relying on, exemptions from certain corporate governance requirements. As a result, our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. The interests of GE as a majority stockholder may differ from the interests of other stockholders of the Company. If we do not retain “controlled company” status in the event that GE sells additional equity in the future, we may during the phase-in period continue to rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies.

Through its ownership of a majority of the Company’s voting power and the provisions set forth in the Company charter, the Company bylaws and the Amended and Restated Stockholders Agreement, GE has the ability to designate and elect a majority of the Company’s directors until the later of July 3, 2019 and the first date on which it ceases to hold more than 50% of the voting power of the Company’s outstanding common stock. As a result of GE’s ownership of a majority of the voting power of common stock, the Company is a “controlled company” as defined in NYSE listing rules and, therefore, is not subject to NYSE requirements that would otherwise require the Company to have (i) a majority of independent directors, (ii) a nominating committee composed solely of independent directors, (iii) the compensation of its executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (iv) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. In connection with the Master Agreement Framework, the Original Stockholders Agreement was amended and restated to provide that, following the Trigger Date and until GE and its affiliates own less than 20% of the voting power of the Company, GE will be entitled to designate one person for nomination to the Company’s board of directors.

In the event that GE sells equity in the future, GE may cease to control a majority of the Company’s voting power. Accordingly, we may no longer be a “controlled company” as defined in NYSE listing rules. Under the listing rules, a company that ceases to be a controlled company must comply with the independent board committee requirements as they relate to the nominating and corporate governance and compensation committees on the following phase-in schedule: (1) one independent committee member at the time it ceases to be a controlled company, (2) a majority of independent committee members within 90 days of the date it ceases to be a controlled company and (3) all independent committee members within one year of the date it ceases to be a controlled company. Additionally, NYSE listing rules provide a 12-month phase-in period from the date a company ceases to be a controlled company to comply with the majority independent board requirement. Although we believe we would be able to modify the composition of our board in a timely manner, during these phase-in periods our stockholders may not have the same protections afforded to stockholders of companies of which the majority of directors are independent. Furthermore, a change in the Company’s board of directors and committee membership may result in a change in corporate strategy and operation philosophies, and may result in deviations from our current strategy. The Company is a party to the Tax Matters Agreement with GE. Under the Tax Matters Agreement, the Company could, under certain circumstances, be entitled to receive tax benefits in connection with the sale by GE of its equity interests in the Company. However, there is no assurance that the Company will realize any such benefits.

GE also has control over certain matters submitted to stockholders for approval, including changes in capital structure, transactions requiring stockholder approval under Delaware law and corporate governance, subject to the terms of the Amended and Restated Stockholders Agreement relating to GE’s agreement to vote in favor of director nominees not designated by GE and to proposals by GE to acquire all of the shares of common stock held by non-GE stockholders. Even if GE sells equity in the future and is no longer a majority stockholder, GE may still exercise control or significant influence over matters submitted to the Company’s stockholders for approval. GE may also have influence over matters that do not require stockholder approval. GE may have different interests than other holders of Class A Common Stock on these and other matters which may affect the Company’s operational and financial decisions.

Among other things, GE’s control could delay, defer, or prevent a sale of the Company that the Company’s other stockholders support, or, conversely, this control could result in the consummation of such a transaction that other stockholders do not support. This concentrated control could discourage a potential investor from seeking to acquire Class A Common Stock and, as a result, might harm the market price of that Class A Common Stock.

Given GE’s ownership of the majority of outstanding voting securities of the Company and the interactions that have taken place and will take place between the Company and GE, the Company’s success depends in part on the reputation and success of GE. In the event that the Company is no longer controlled by GE, its success will remain partially dependent on GE through, among other things, their participation in the Company’s business operations and strategy as described above, the Company’s reliance on the long-term agreements and transitions services agreements between the Company and GE pursuant to the Master Agreement Framework and the public perception of the Company’s affiliation with GE.

If we were to cease being a majority-owned subsidiary of GE in the future, such a separation could adversely affect our business and profitability. Uncertainty about the likelihood of any such separation could also adversely affect our business, financial condition and results of operations.

Following the Combination Transactions, we market many of our products and services using the “GE” brand name and logo. Although we believe that the association with GE provides many benefits, including: a strong brand, broad research and development capabilities, elevated status with suppliers and customers, and established relationships with regulators, the Company may in the future determine to rebrand its business or pursue alternative marketing strategies, which could adversely affect its ability to attract new customers or maintain existing business relationships with customers, suppliers and other business partners, all of which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Although GE has licensed to us the right to use certain “GE” marks in the Company’s corporate name and on the products and services of our business in connection with certain oil and gas activities and other discrete oil and gas segments, that right to use those marks would be lost if the license were to expire or otherwise terminate, which may occur, among other reasons, in the event the Company ceases being a majority-owned subsidiary of GE (subject to certain phase-out provisions). As a consequence of such expiration or termination, the Company would need to remove the “GE” marks from its corporate name, products and services.

In addition, if we were to cease being a majority-owned subsidiary of GE, or there were otherwise a meaningful change in the relationships between GE and the Company beyond what is contemplated by the Master Agreement Framework, such an event or events could adversely affect, among other things, our ability to attract and retain customers. We may be required to provide more favorable pricing and other terms to our customers and take other action to maintain our relationship with existing, and attract new customers, all of which could have a material adverse effect on our business, financial condition and results of operations. For example, although GE would be subject to certain non-compete restrictions for a period of time following the Company no longer being a majority-owned subsidiary of GE, in the absence of an agreement regulating the go-to-market strategy and the reciprocal commercial and technical support between GE and the Company, GE may attempt to compete with us with respect to certain technologies and customer projects where we have adjacent or overlapping presence (e.g., steam turbines and gas turbines). Furthermore, we may lose cost synergies, joint investment and research and development opportunities, and access to customers, in fields where we and GE currently collaborate as per the terms of the Amended and Restated Channel Agreement (e.g., additive manufacturing and digital).

The potential separation from GE has created, and may continue to create, uncertainty among the Company’s customers, suppliers and other business partners. In addition, the Master Agreement Framework and related binding term sheets contemplate entering into a number of definitive agreements based on terms included therein. If the Company is unable to enter into definitive agreements with GE for any reason by certain specified deadlines, the business arrangements contemplated by the Master Agreement Framework may by their terms take effect in the absence of definitive agreements, which may lead to additional uncertainty and could have a material adverse effect on the Company’s business, financial condition and results of operations. The potential uncertainty due to these or other factors may undermine the Company’s business and have a material adverse effect on its financial condition and results of operations, and may cause increased volatility and wide price fluctuations in the Company’s stock price.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Master Agreement, dated as of November 13, 2018, between Baker Hughes, a GE company, Baker Hughes, a GE company, LLC and General Electric Company

10.2	Aero-Derivatives Supply and Technology Development Agreement, dated as of November 13, 2018, between Baker Hughes, a GE company, LLC and General Electric Company

10.3	HDGT Supply Agreement, dated as of November 13, 2018, between Baker Hughes, a GE company, LLC and General Electric Company

10.4	Amended and Restated Stockholders Agreement, dated November 13, 2018 between Baker Hughes, a GE company and General Electric Company

10.5	Amended and Restated Supply Agreement, dated as of November 13, 2018, between General Electric Company, as Seller, and Baker Hughes, a GE company, LLC, as Buyer

10.6	Amended and Restated Supply Agreement, dated as of November 13, 2018, between Baker Hughes, a GE company, LLC, as Seller, and General Electric Company, as Buyer

10.7	Amended and Restated Non-Competition Agreement, dated as of November 13, 2018, between General Electric Company and Baker Hughes, a GE company

10.8	Amended and Restated Channel Agreement, dated as of November 13, 2018, between General Electric Company and Baker Hughes, a GE company

10.9	Amended and Restated Intercompany Services Agreement, dated as of November 13, 2018, between General Electric Company and Baker Hughes, a GE company, LLC

10.10	Amended and Restated GE Digital Master Products and Services Agreement, dated as of November 13, 2018, between GE Digital LLC and Baker Hughes, a GE company, LLC

10.11	Amended and Restated IP Cross License Agreement, dated as of November 13, 2018, between General Electric Company and Baker Hughes, a GE company, LLC

10.12	Side Letter to the Amended and Restated IP Cross License Agreement, dated as of November 13, 2018, between General Electric Company and Baker Hughes, a GE company, LLC

10.13	Amended and Restated Trademark License Agreement, dated as of November 13, 2018, between General Electric Company and Baker Hughes, a GE company, LLC

10.14	Umbrella Aero-Derivatives IP Agreement, dated as of November 13, 2018, between General Electric Company and Baker Hughes, a GE company, LLC

EXHIBIT INDEX

Exhibit No.	Description
10.1	Master Agreement, dated as of November 13, 2018, between Baker Hughes, a GE company, Baker Hughes, a GE company, LLC and General Electric Company

10.2	Aero-Derivatives Supply and Technology Development Agreement, dated as of November 13, 2018, between Baker Hughes, a GE company, LLC and General Electric Company

10.3	HDGT Supply Agreement, dated as of November 13, 2018, between Baker Hughes, a GE company, LLC and General Electric Company

10.4	Amended and Restated Stockholders Agreement, dated as of November 13, 2018 between Baker Hughes, a GE company and General Electric Company

10.5	Amended and Restated Supply Agreement, dated as of November 13, 2018, between General Electric Company, as Seller, and Baker Hughes, a GE company, LLC, as Buyer

10.6	Amended and Restated Supply Agreement, dated as of November 13, 2018, between Baker Hughes, a GE company, LLC, as Seller, and General Electric Company, as Buyer

10.7	Amended and Restated Non-Competition Agreement, dated as of November 13, 2018, between General Electric Company and Baker Hughes, a GE company

10.8	Amended and Restated Channel Agreement, dated as of November 13, 2018, between General Electric Company and Baker Hughes, a GE company

10.9	Amended and Restated Intercompany Services Agreement, dated as of November 13, 2018, between General Electric Company and Baker Hughes, a GE company, LLC

10.10	Amended and Restated GE Digital Master Products and Services Agreement, dated as of November 13, 2018, between GE Digital LLC and Baker Hughes, a GE company, LLC

10.11	Amended and Restated IP Cross License Agreement, dated as of November 13, 2018, between General Electric Company and Baker Hughes, a GE company, LLC

10.12	Side Letter to the Amended and Restated IP Cross License Agreement, dated as of November 13, 2018, between General Electric Company and Baker Hughes, a GE company, LLC

10.13	Amended and Restated Trademark License Agreement, dated as of November 13, 2018, between General Electric Company and Baker Hughes, a GE company, LLC

10.14	Umbrella Aero-Derivatives IP Agreement, dated as of November 13, 2018, between General Electric Company and Baker Hughes, a GE company, LLC

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES, A GE COMPANY

Dated: November 13, 2018	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary

BAKER HUGHES, A GE COMPANY, LLC

Dated: November 13, 2018	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary